                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-56271) of our report dated March 1, 1999, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, on our audits of the consolidated financial statements and financial statement schedule of Prism Solutions, Inc. and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


San Jose, California
March 29, 1999